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                              CAMBREX CORPORATION

                                  EXHIBIT 24.2

                              ACCOUNTANTS' CONSENT

Cambrex Corporation:

     We consent to the incorporation by reference in the registration statement of Cambrex Corporation on Form S-8 (File No. 33-21374 and 33-37791) of our report dated January 19, 1994, (except for Note 3, the date of which is January 31, 1994) on our audits of the consolidated financial statements and financial statement schedules of Cambrex Corporation as of December 31, 1993 and 1992 for the years then ended, which report is included in this Annual Report on Form 10-K.

                                            COOPERS & LYBRAND

Parsippany, New Jersey
March 21, 1994

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